UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2019

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2019, the board of directors (the “Board”) of PAVmed Inc. (the “Company”) approved an amendment to the Company’s 2014 Long-Term Incentive Equity Plan (the “Plan”) to increase the number of shares that may be granted to a participant under the Plan in any calendar year from 195,108 shares to a number of shares equal to 10% of the maximum number of shares granted and available for grant under the Plan (currently, such limit would be 595,108 shares). The amendment did not affect the maximum number of shares available for issuance to all participants under the Plan. On the same date, the compensation committee of the Board approved the grant of ten-year options, with an exercise price of $1.00 per share, vesting in 12 equal quarterly installments commencing on March 31, 2019, to the following individuals in the following amounts: an option to purchase 200,000 shares to each of David S. Battleman, M.D., David Weild IV, James L. Cox, M.D., and Ronald M. Sparks, each a non-employee director of the Company, and to Michael J. Glennon, the Vice Chairman of the Company; and an option to purchase 100,000 shares to Brian J. deGuzman, M.D., the Chief Medical Officer of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2019	PAVMED INC.

	By:	/s/ Dennis M. McGrath
Dennis M. McGrath
Executive Vice President and Chief Financial Officer

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